UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2006
(Date of earliest event reported)

Timeline, Inc.
 (Exact Name of Registrant as Specified in Charter)

Washington	1-13524	31-1590734

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Seventh Avenue, Ste. 2100 Seattle, Washington	98101
(Address of Principal Executive Offices)	Zip Code

(206) 357-8422
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

          On August 15, 2006, Timeline, Inc. (“Timeline) entered into a security agreement (the “Agreement”) with Rohde & Van Kampen PLLC and Susman Godfrey LLP (collectively, the “Grantees”).  Under the Agreement, Timeline grants to Grantees, as security for Timeline’s obligations under a fee agreement executed concurrently by and between Timeline and Grantees, a security interest in the following assets: a) Timeline’s U.S. and foreign patents, and b) the cause of action under which the fee agreement relates, which includes claims of patent infringement and claims for breach of contract, such interest being equivalent to the amount or percentage that Timeline promises to pay for the services of Grantees.

          The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01          Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.

10.1	Security Agreement, dated August 15, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2006	TIMELINE, INC.

	By:	/s/ Charles R. Osenbaugh

Charles R. Osenbaugh
Chief Executive Officer and President